08/07/95/0037147.03



               AMENDMENT TO THE BELLSOUTH PERSONAL

                 RETIREMENT ACCOUNT PENSION PLAN




     This Amendment is made to the BellSouth Personal Retirement

Account Pension Plan (the "Plan"), which was adopted effective

July 1, 1993, as a restatement and amendment of the BellSouth

Management Pension Plan.  The BellSouth Employees' Benefit Claim

Review Committee, acting under authority delegated by the

Nominating and Compensation Committee of the Board of Directors

of BellSouth, hereby amends the Plan as follows:



                               1.

     Amend Section 3 of the Plan by deleting Paragraph 3.04 in

its entirety and substituting therefor the following:

          3.04      Interest Credit.  Except as otherwise

provided in this Paragraph, on the last day of each Plan Year,

each Participant's account shall be credited with an interest credit equal to the Participant's account balance on the first day of the Plan Year multiplied by 4.8 percent in 1995 and 4.0 percent for each year after 1995.  If at any time in the 1995

Plan Year a Participant is not actively employed, the 4.8 percent interest credit rate shall apply for the month(s) in which the

Participant was actively employed during such Plan Year, and a

4.0 percent interest credit rate shall apply for the remainder of such Plan Year that precedes the Participant's Pension

Commencement Date, if applicable.  In addition, if a Participant has attained or will first attain (assuming continuous service)

35 years of Vesting Service Credit after April 1, 1994, and

before January 1, 1996, the 4.0 percent interest credit rate shall apply to the account for the entire 1995 Plan Year.



                               2.

     Amend Section 3 of the Plan by deleting Subparagraph 3.05(a)

in its entirety and substituting therefor the following:

     (a)  Additional Credit.  The Board has approved an

additional credit for the 1995 Plan Year equal to the

Participant's Compensation multiplied by 2 percent, and this additional credit shall be credited to each Participant's account on the last day of such Plan Year.



                               3.

     Amend Section 3 of the Plan by deleting Subparagraph 3.06(b)

in its entirety and substituting therefor the following:

          (b) 1/12th of the interest credit that would be

credited to his account on the last day of the Plan Year (for purposes of this Subparagraph, if a Participant both terminates employment and has his Pension Commencement Date occur during the first two months of the same Plan Year, 1/12th of such interest credit shall be determined using the interest credit rate for the preceding Plan Year), multiplied by the number that corresponds to the calendar month in which such date occurs, plus







                               4.

     Amend Section 10 of the Plan by deleting the last paragraph of Paragraph 10.05 in its entirety and substituting therefor the following:

     Notwithstanding anything above to the contrary, if a

Participant receives a lump sum settlement pursuant to Paragraph

7.06 or Paragraph 7.08, the Participant's Net Credited Service

and Vesting Service Credit after he receives the lump sum

settlement shall not reflect (subject to their restoration as provided below) his Net Credited Service and Vesting Service

Credit prior to the settlement date.  The Participant's Net

Credited Service and Vesting Service Credit shall be restored if he is reemployed in accordance with the terms of a court order,

arbitration award or settlement agreement involving litigation,

arbitration, or other action relating to a prior termination of employment and within two years of such reemployment, or such longer period as may be specified in such order, award or

agreement, repays to the Plan the amount distributed plus

interest permitted under Section 411(c)(2)(C) of the Code.  The

Participant's Net Credited Service shall be restored under the bridging rules in the preceding paragraph if he receives a lump sum settlement as a deferred vested pensioner.



                               5.

     Amend Appendix E of the Plan by deleting said Appendix in

its entirety and by substituting therefor the attached pages that are designated "Appendix E".



     This Amendment shall be effective as of January 1, 1995 for

Paragraphs 1, 2 and 5; shall be effective as of March 1, 1995 for

Paragraph 3; and shall be effective as of July 1, 1993 for

Paragraph 4.



          Approved this 3rd day of March, 1995.



               EMPLOYEE'S BENEFIT CLAIM REVIEW COMMITTEE
                         ___/S/ H.C. Henry___________
                         H.C. Henry, Jr.
                         Executive Vice President - Corporate
Relations,
                         Chairman